                               PRIME RETAIL, INC.
                            (a Maryland corporation)

                                3,795,328 Shares
                                  Common Stock
                           (Par Value $0.01 Per Share)

                             UNDERWRITING AGREEMENT

                                  June __, 1996


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
MORGAN KEEGAN & COMPANY, INC.
STIFEL, NICOLAUS & COMPANY INCORPORATED
Fr[caad 234]eresc/o Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North
Arlington, Virginia 22209


Dear Sirs:

          Prime Retail, Inc., a Maryland corporation (the "Company"), Prime Retail, L.P., a Delaware limited partnership (the "Operating Partnership"), and KILICO Realty Corporation, a Delaware corporation (the "Selling Stockholder"), each confirms its agreement with Friedman, Billings, Ramsey & Co., Inc. ("FBR"), Morgan Keegan & Company, Inc. and Stifel Nicolaus & Company Incorporated (collectively, the "Underwriters," which term shall also include any underwriter substituted as provided in Section 9 hereof), for whom FBR is acting as representative and is hereinafter referred to as the "Representative", subject to the terms and conditions stated herein, with respect to the sale by the Company to the Underwriters, acting severally and not jointly, of 3,705,000 shares (the "Company Firm Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), and the sale by the Selling Stockholder to the Underwriters, acting severally and not jointly, of 90,328 shares of the Company's Common Stock (the "Selling Stockholder Firm Shares" and, together with the Company Firm Shares, the "Firm Shares"), as set forth in SCHEDULE A hereto, and with respect to the grant by the Company to the Underwriters of the option described in Section 2(b) hereof to purchase all or any part of an additional 555,750 shares of Common Stock (the "Option Shares") to cover over-allotments. The Firm Shares and the Option Shares are collectively hereinafter called the "Shares".

          Prior to the purchase and public offering of the Shares by the Underwriters, the Company, the Selling Stockholder and the Representative, acting on behalf of the Underwriters, shall enter into an agreement substantially in the form of EXHIBIT A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, the Selling Stockholder and the Representative and shall specify such applicable information as is

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indicated in EXHIBIT A hereto.  The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

          The Company has commenced an offer to exchange (the "Exchange Offer") up to 6,734,400 shares of its Common Stock for up to 4,209,000 of the outstanding shares of the Company's 8.5% Series B Cumulative Participating Convertible Preferred Stock. In connection with the Exchange Offer, the Company intends to declare a special cash distribution on its Common Stock (the "Special Distribution") and certain limited partners of the Operating Partnership have agreed, subject to the satisfaction of certain conditions, to contribute to the Operating Partnership for cancellation (the "Common Unit Contribution") certain of their units of common partnership interest ("Common Units").

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-11 (No. 333-1666) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement when it becomes effective (as amended, if applicable) and the prospectus constituting a part thereof (including in each case the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the rules and regulations under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use.

          The Company, the Operating Partnership and the Selling Stockholder understand that the Underwriters propose to make a public offering of the Shares as soon as the Representative deems advisable after the Registration Statement becomes effective and the Pricing Agreement has been executed and delivered.

          SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE OPERATING PARTNERSHIP AND THE SELLING STOCKHOLDER.

          1(a)     The Company and the Operating Partnership, jointly and
severally, represent and warrant to, and agree with, each Underwriter as of the date hereof and as of the date of the Pricing Agreement (such later date being hereinafter referred to as the "Representation Date") as follows:

          (i) At the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and

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     will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus that has been provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) and at the Closing Time referred to in
     Section 2(c) hereof, will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information contained in the second paragraph of the section of the Prospectus captioned "Underwriting."

          (ii) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission or by the state securities authority of any jurisdiction.

          (iii) Ernst & Young LLP, who have certified the financial statements and financial statement schedules included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv) The financial statements (including the notes thereto) included in the Registration Statement and the Prospectus present fairly the financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified, and except as otherwise stated in the Registration Statement, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The financial statement schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information and data included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein. Other than the historical financial statements (and schedules) included therein, no other historical or pro forma financial statements (or schedules) are required by the 1933 Act or the 1933 Act Regulations to be included in the Registration Statement. Except as reflected or

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     disclosed in the financial statements included in the Registration
     Statement or otherwise set forth in the Prospectus, none of the Company, the Operating Partnership or the Subsidiaries (as hereinafter defined) are subject to any material indebtedness, obligation, or liability, contingent or otherwise, known to the Company.


          (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, or business affairs of the Company, the Operating Partnership and the Subsidiaries considered as a single enterprise, whether or not arising in the ordinary course of business, (B) no material casualty loss or material condemnation or other material adverse event has occurred with respect to any of the Properties (as the same are defined in the Prospectus), (C) there have been no acquisitions or other transactions entered into by the Company, the Operating Partnership or any Subsidiary that are material with respect to such entities, considered as a single enterprise, or would result in any inaccuracy in the representations contained in Section 1(a)(iv) above,
     (D) there has been no dividend or distribution of any kind declared, paid, or made by the Company on any class of its capital stock (other than the Special Distribution) or by the Operating Partnership with respect to its partnership interests (other than in connection with the Special Distribution), (E) there has been no change in the capital stock of the Company or the partnership interests of the Operating Partnership (other than the exchange by the Selling Stockholder of Common Units for shares of Common Stock or changes resulting from the Common Unit Contribution or the Exchange Offer) or any Subsidiary, and (F) there has been no increase in the indebtedness of the Company, the Operating Partnership or any Subsidiary that is material to such entities, considered as a single enterprise (other than indebtedness contemplated by the 1996 Nomura Loan Commitment).


          (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties, conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason of the ownership, leasing, or management of any properties or the conduct of any other business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets or business affairs of the Company, the Operating Partnership and the Subsidiaries, considered as a single enterprise.

          (vii) The Operating Partnership and each other partnership which directly owns the Company's interests in the Properties (each such partnership individually, other than the Operating Partnership, a "Property Partnership" and collectively, the "Property Partnerships") has been duly organized and is validly existing as a partnership in good standing (to the extent applicable) under the laws of its

                                      - 4 -
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     jurisdiction of organization, with partnership power and authority to own its properties, conduct its business as described in the Prospectus and, with respect to the Operating Partnership, enter into and perform its obligations under this Agreement. The Operating Partnership and each Property Partnership has been duly qualified for the transaction of business and is in good standing (to the extent applicable) under the laws of each other jurisdiction in which such qualification is required, whether by reason of the ownership, leasing, or management of any properties (including the Properties) or the conduct of any other business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets or business affairs of the Company, the Operating Partnership and the Subsidiaries, considered as a single enterprise. All of the partnership interests in each Property Partnership have been duly and validly authorized and issued, are fully paid, and (except as described in the Prospectus) are owned directly or indirectly by the Company or the Operating Partnership, free and clear of all liens, encumbrances, equities or claims. The Company is the sole general partner of the Operating Partnership and on the date hereof is the holder of _______________ Common Units, 2,300,000 units of senior preferred partnership interest (the "Senior Preferred Units") and __________ units of convertible preferred partnership interest (the "Junior Preferred Units"). The Operating Partnership, Prime Retail Services Limited Partnership ("PRSLP"), Prime Retail Services, Inc. ("PRSI"), Prime Retail Finance, Inc. ("Prime Finance") and Prime Retail Finance II, Inc. ("Prime Finance II") (PRSLP, PRSI, Prime Finance and Prime Finance II being hereafter referred to each as a "Subsidiary" and collectively as the "Subsidiaries") and the property partnerships listed on Exhibit 22.1 to the Registration Statement are the only subsidiaries of the Company and the Operating Partnership required to be identified as such in the Registration Statement.


          (viii) PRSI has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties, conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. PRSI has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason of the ownership, leasing, or management of any properties or the conduct of any other business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets or business affairs of the Company, the Operating Partnership and the Subsidiaries, considered as a single enterprise. All of the issued and outstanding shares of capital stock of PRSI have been duly authorized and validly issued and are fully paid and non-assessable. The ownership of the shares of capital stock of PRSI is as described in the Prospectus.

          (ix) Each of Prime Finance and Prime Finance II has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties, conduct its business as described in the Prospectus and to enter into and

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     perform its obligations under this Agreement.  Each of Prime Finance and
     Prime Finance II has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason of the ownership, leasing, or management of any properties or the conduct of any other business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets or business affairs of the Company, the Operating Partnership and the Subsidiaries, considered as a single enterprise. All of the issued and outstanding shares of capital stock of Prime Finance and Prime Finance II have been duly authorized and validly issued and are fully paid and non-assessable.

          (x) PRSLP has been duly organized and is validly existing as a partnership in good standing (to the extent applicable) under the laws of the State of Delaware, with partnership power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business and is in good standing (to the extent applicable) under the laws of each other jurisdiction in which such qualification is required, whether by reason of the ownership, leasing, or management of any properties (including the Properties) or the conduct of any other business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets or business affairs of the Company, the Operating Partnership and the Subsidiaries, considered as a single enterprise. The partnership agreement of PRSLP is in full force and effect, and the percentage interest of the partners in PRSLP are as set forth in the Prospectus.

          (xi) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company conform in all material respects to all statements relating thereto contained in the Prospectus. On the date hereof, _________ shares of Common Stock, 2,300,000 shares of the Company's Series A Senior Cumulative Preferred Stock, par value $0.01 per share (the "Senior Preferred Stock"), ________ shares of the Company's Series B Cumulative Participating Convertible Preferred Stock, par value $0.01 per share (the "Convertible Preferred Stock"), and no shares of Excess Stock (as defined in the Amended and Restated Articles of Incorporation of the Company, as amended on May 29, 1996 (the "Charter")) are outstanding, assuming no automatic conversion of which the Company is not aware, of shares of Common Stock, Senior Preferred Stock, or Convertible Preferred Stock into shares of Excess Stock. All such shares of Common Stock, Senior Preferred Stock and Convertible Preferred Stock have been duly and validly authorized and issued, are fully paid and non-assessable, are not subject to preemptive or other similar rights, and have been offered and sold in compliance with all applicable laws (including federal and state securities laws). No shares of capital stock of the Company are reserved for any purpose except in connection with (i) the 1994 and 1995 stock option plans of the Company as described in the Prospectus, (ii) the possible issuance of Common Stock upon the exchange of Common Units pursuant to the Operating Partnership Agreement, and (iii) the possible issuance of Common Stock upon the conversion of shares of Convertible Preferred Stock. Except as described in the Prospectus, there are no

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     outstanding securities convertible into or exchangeable for any capital stock of the Company and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for such shares or any other securities of the Company.


          (xii) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized for issuance and sale to the Underwriters, and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be duly and validly issued and fully paid and non-assessable. The terms of the Shares conform to all statements and descriptions related thereto contained in the Prospectus and comply with all applicable legal requirements. The Shares conform to the provisions of the Charter. The form of share certificate to be used to evidence the Shares is in due and proper form and complies with all applicable legal requirements. The provisions of the Charter relating to Excess Stock (as defined in the Charter) comply with all applicable legal requirements and are enforceable in accordance with their terms against holders of shares of capital stock of the Company, subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


          (xiii) A total of ____________ Common Units, 2,300,000 Senior Preferred Units and ________ Junior Preferred Units (collectively, "Units") are validly issued and outstanding and fully paid on the date hereof.

          (xiv) None of the Company, the Operating Partnership, or any Subsidiary is in violation of its charter, by-laws, certificate of limited partnership, partnership agreement, or other organizational document, as applicable. None of the Company, the Operating Partnership or any Subsidiary is in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any material contract, indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company, the Operating Partnership, or any Subsidiary is, or at the Closing Time will be, a party or by which the Company, the Operating Partnership, or any Subsidiary is, or at the Closing Time will be, bound or to which any of the property or assets of the Company, the Operating Partnership, or any Subsidiary is, or at the Closing Time will be, subject, except where a default thereunder would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, or business affairs of the Company, the Operating Partnership, and the Subsidiaries, considered as a single enterprise. For puposes of this paragraph the phrase "material contract, indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument" shall mean any contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that is required to be filed as an exhibit to a registration statement on Form S-11 pursuant to Section 601(b) of Regulation S-K.


          (xv) (A) This Agreement has been duly authorized, executed, and delivered by the Company and the Operating Partnership, and, assuming due authorization, execution, and delivery by the Underwriters, is a valid and binding agreement of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership, in accordance with its terms; and (B) at the Representation


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     Date, the Pricing Agreement will have been duly authorized, executed, and delivered by the Company and, assuming due authorization, execution, and delivery by the Representative, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; PROVIDED that the enforceability of the foregoing agreements described in
     (A) and (B) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity; PROVIDED FURTHER that the indemnification provisions of this Agreement may be unenforceable under general principles of equity or public policy.

          (xvi) The issuance and sale of the Company Firm Shares and the Option Shares by the Company, the performance by the Company, the Operating Partnership, and the Subsidiaries of their respective obligations under this Agreement, the Pricing Agreement, and the consummation of the transactions herein and therein contemplated, including the application of the net proceeds from the sale of the Company Firm Shares and the Option Shares as described in the Prospectus will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, or result in the acceleration of the maturity of any indebtedness under, any material contact, indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or the Operating Partnership or any Subsidiary is a party or by which the Company, the Operating Partnership or any Subsidiary is bound or to which any of the property or assets of the Company, the Operating Partnership or any Subsidiary is subject, (B) result in any violation of the provisions of the certificate of incorporation or by-laws, certificate of limited partnership, partnership agreement or other organizational documents, as the case may be, of the Company, the Operating Partnership, or any Subsidiary, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Operating Partnership, or any Subsidiary or any of their respective properties, or (C) result in the loss of tax-exempt status of any tax-exempt bonds described in the Prospectus under the caption "Business and Properties--Mortgage and Other Debt Financing of the Company." For puposes of this paragraph the phrase "material contract, indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument" shall mean any contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that is required to be filed as an exhibit to a registration statement on Form S-11 pursuant to Section 601(b) of Regulation S-K.

          (xvii) Except to the extent obtained prior to the Closing Time, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body or any other person is required for the issue and sale of the Shares or the consummation by the Company, the Operating Partnership, and the Subsidiaries of the transactions contemplated by this Agreement and the Pricing Agreement except the registration under the 1933 Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

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          (xviii)   Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company, the Operating Partnership or any Subsidiary is a party or of which any property of, or that will be conveyed at or prior the Closing Time to, the Company, the Operating Partnership, or any Subsidiary is the subject which, if determined adversely to the Company, the Operating Partnership or any Subsidiary, would individually or in the aggregate be reasonably expected to have a material adverse effect on the consolidated financial position, stockholders' equity (including, with respect to the Operating Partnership and the Subsidiaries, partnership capital) or results of operations of the Company, the Operating Partnership, and the Subsidiaries, and, to the best knowledge of the Company and the Operating Partnership, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (xix) The Company, the Operating Partnership, and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, as described in the Prospectus, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially adversely affect the value of such property and do not materially adversely interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership, and the Subsidiaries; and any real property and buildings described in the Prospectus as being held under lease by the Company, the Operating Partnership, or any Subsidiary are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially adversely interfere with the use made and proposed to be made of such property and buildings by the Company, the Operating Partnership, and the Subsidiaries.

          (xx) The Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), the Company's method of operation has enabled it to meet the requirements for qualification and taxation as a real estate investment trust under the Code, and its method of operation enables it to continue to meet the requirements for taxation as a real estate investment trust under the Code.

          (xxi) Neither the Company, the Operating Partnership nor any of the Subsidiaries is, or after giving effect to the issuance and sale of the Shares by the Company (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (ii) a "holding company" or a "subsidiary company" of a "registered holding company," as defined in the Public Utility Holding Company Act of 1938, as amended.

          (xxii) Except as set forth in the Prospectus, no holder of any securities of the Company or the Operating Partnership has any rights to require the Company or the Operating Partnership to register any securities of the Company or the Operating Partnership under the 1933 Act.

          (xxiii)   Other than this Agreement and the Pricing Agreement, the
     Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company for a brokerage commission, finder's fee or like payment in connection with the sale of the Shares.

          (xxiv) The Shares have been authorized for inclusion in the Nasdaq National Market.

          (xxv) No statement, representation, warranty or covenant made by the Company or the Operating Partnership in any certificate or document required by this Agreement to be delivered to the Underwriters was or will be, when made, inaccurate, untrue or incorrect in any material respect.

          (xxvi) Neither of the Company nor the Operating Partnership, nor any of their directors, officers or controlling persons, has taken and will take, directly or indirectly, any action resulting in a violation of Rule 10b-6 under the 1934 Act, or designed to cause or result in or that has constituted or reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          1(b)      The Selling Stockholder represents and warrants to, and
agrees with, each of the Underwriters as of the date hereof and as of the Representation Date as follows:

          (i) The Selling Stockholder has good and valid title to 90,328 Common Units, and at the Closing Time, following the exercise of the exchange rights under the partnership agreement of the Operating Partnership with respect to such Common Units, will have good and valid title to the Shares of Common Stock to be sold by the Selling Stockholder hereunder, in each case free and clear of all liens, encumbrances, equities, claims, security interests or other restrictions whatsoever (including any restrictions on transfer); and upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters who have purchased such shares in good faith and without notice of any such lien, encumbrance, equity or claim or any other adverse claim within the meaning of the Uniform Commercial Code. There are no outstanding options, warrants, rights, or other agreements or arrangements requiring the Selling Stockholder at any time to transfer any of such Common Units or the Shares issuable in exchange therefor, which are to be sold hereunder by the Selling Stockholder.

          (ii) The Selling Stockholder has granted to Wilmington Trust Company, as custodian (the "Custodian"), under a custody agreement (the "Custody Agreement"), an irrevocable power of attorney authorizing the Custodian to exercise the exchange rights with respect to 90,328 Common Units owned by the Selling Stockholder, subject to the conditions set forth in the Custody Agreement, and to deliver under this Agreement certificates in negotiable form representing the Shares issuable in exchange for such Common Units, which are to be sold hereunder by the Selling Stockholder.

          (iii) The Selling Stockholder has full legal right and power and all authorizations and approvals required by law to execute, deliver and perform this Agreement, the Pricing Agreement and the Custody Agreement. This Agreement, the Pricing Agreement and the Custody Agreement have been duly and validly authorized, executed and delivered by or on behalf of such Selling Stockholder and are the legal, valid and binding agreements of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with their terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally.

          (iv) The execution and delivery of this Agreement, the Pricing Agreement and the Custody Agreement by the Selling Stockholder, the performance of the obligations set forth herein or therein, and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or constitute a breach or violation of or a default under (A) any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (B) the organizational documents of the Selling Stockholder, or (C) any applicable law, rule, order, administrative regulation or administrative or court decree; and all authorizations, approvals or consents of any court or governmental authority that are necessary in connection with the sale of the Shares by the Selling Stockholder have been obtained, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities or real estate syndication laws.

          (v) All information furnished by or on behalf of the Selling Stockholder expressly for use in the Registration Statement is, and at the Closing Time will be, true and correct and does not, and at the Closing Time will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such information not misleading.

          (vi) The representations and warranties of the Selling Stockholder in the Custody Agreement are true and correct.

          (vii) There is not pending or, to the knowledge of the Selling Stockholder, threatened against the Selling Stockholder any action, suit or proceeding which (A) questions the validity of this Agreement or of any action taken or to be taken by the Selling Stockholder pursuant to or in connection with this Agreement or (B) is required to be disclosed in or incorporated by reference in the Registration Statement which is not so disclosed or incorporated.

          (viii) Neither the Selling Stockholder nor any of its directors, officers or controlling persons has taken and will take, directly or indirectly, any action resulting in a violation of Rule 10b-6 under the 1934 Act, or designed to cause or result in or that has constituted or reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          1(c)      Any certificate signed by any officer or attorney-in-fact of the Company, the Operating Partnership or the Selling Stockholder and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by such entity to each Underwriter as to the matters covered thereby.

          SECTION 2. SALE AND DELIVERY TO UNDERWRITERS; CLOSING; RESERVATION OF SHARES.

          2(a)      On the basis of the representations and warranties herein
contained and subject to the terms and conditions herein set forth, the Company agrees to sell the 3,705,000 Company Firm Shares and the Selling Stockholder agrees to sell the 90,328 Selling Stockholder Firm Shares to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Stockholder, at the price per share set forth in the Pricing Agreement, the number of Firm Shares set forth in SCHEDULE A hereto opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to
Section 9 hereof.

          If the Company has elected not to rely upon Rule 430A under the 1933 Act Regulations, the public offering price and the purchase price per share to be paid by the Underwriters for the Shares have each been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus reflecting such information will be filed before the Registration Statement becomes effective.

          If the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, the purchase price per share to be paid by the Underwriters for the Shares shall be an amount equal to the public offering price, less an amount per share to be determined by agreement between the Representative, the Company and the Selling Stockholder. The public offering price per share of the Shares shall be a fixed price to be determined by agreement between the Representative, the Company and the Selling Stockholder. The public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party hereunder other than pursuant to Section 6 hereof, unless otherwise agreed to by the Company, the Selling Stockholder and the Representative.

          2(b)      In addition, on the basis of the representations and
warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to an additional 555,750 shares of Common Stock, as Option Shares, at the price per share set forth in the Pricing Agreement. The option hereby granted will expire 30 days after the date hereof (or, if the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, 30 days after the Representation Date) and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares upon notice by the Representative to the

Company setting forth the number of Option Shares as to which the Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative but shall not be later than seven full business days after the exercise of said option, nor in any event prior to Closing Time, as hereinafter defined, unless otherwise agreed upon by the Representative and the Company. If the option is exercised as to all or any portion of the Option Shares, the Option Shares shall be purchased by the Underwriters, severally and not jointly, in proportion to their respective Firm Share underwriting obligations as set forth in SCHEDULE A hereto (except as may be otherwise provided in the Pricing Agreement).


          2(c)      Payment of the purchase price for and delivery of
certificates for the Firm Shares (including the Shares placed in custody pursuant to the Custody Agreement, as described in Section 1(b)(ii)) shall be made at the offices of Friedman, Billings, Ramsey & Co., Inc., 1001 Nineteenth Street North, Arlington, Virginia, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 a.m., Washington, D.C. time, on the third business day following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the third business day after the Representation Date), or such other time not later than 10 business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for and the delivery of such Option Shares shall be made at the above-mentioned offices of Friedman, Billings, Ramsey & Co., Inc., or at such other place as shall be mutually agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company. Payment shall be made to the Company and the Selling Stockholder by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company or the Selling Stockholder, as applicable, or, at the election of the Company or the Selling Stockholder made at the time of execution of this Agreement, in same day funds, PROVIDED that the Company or the Selling Stockholder, as the case may be, reimburses the Underwriters for the additional cost of same day funds, in each case against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Shares to be purchased by the Underwriters. The certificates for the Firm Shares and the Option Shares shall be in such authorized denominations and registered in such names as the Representative may request in writing at least two business days before Closing Time or each Date of Delivery, as the case may be. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares which it has agreed to purchase. FBR, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Shares to be purchased by any Underwriter whose check has not been received by Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Firm Shares and the Option Shares will be made available for examination and packaging by the Underwriters not later than 10:00 a.m., Washington, D.C. time, on the last business day prior to Closing Time or each Date of Delivery, as the case may be.

                    SECTION 3. COVENANTS OF THE COMPANY, THE OPERATING PARTNERSHIP AND THE SELLING STOCKHOLDER.

          3(a)      Each of the Company and the Operating Partnership covenants with each Underwriter as follows:

               (i) The Company will (i) prepare the Prospectus in a form approved by the Representative and file such Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) of the 1933 Act Regulations; (ii) advise the Representative, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed;
          (iii) advise the Representative, promptly after it receives notice thereof, of (A) the receipt of any comments from the Commission,
          (B) the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, (C) the suspension of the qualification of the Shares for offering or sale in any jurisdiction, (D) the initiation or threatening of any proceeding for any such purpose, or (E) any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, (iv) in the event of the issuance of any stop order or any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, use promptly its best efforts to obtain its withdrawal.

               (ii) The Company will (i) give the Representative notice of its intention to prepare or file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus that the Company proposes for use by the Underwriters in connection with the offering of the Shares that differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations),
          (ii) furnish the Underwriters with copies of any such amendments or supplements a reasonable time prior to the proposed filing or use thereof, and (iii) not file any such amendment or any supplement or use any such prospectus to which the Representative shall reasonably object promptly after reasonable notice thereof.

               (iii) Promptly from time to time, the Company will take such action as the Representative may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

               (iv) The Company will furnish each Underwriter with copies of the Prospectus in such quantities as such Underwriter may from time to time reasonably request. If the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the 1933 Act and the 1933 Act Regulations, the Company will notify the Representative and upon the Representative's request will prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance. In case the Underwriters are required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Underwriter's request but at the Underwriter's expense, the Company will prepare and deliver to the Underwriters as many copies as the Underwriters may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

               (v) The Company will make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the "effective date of the Registration Statement" (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

               (vi) The Company will furnish to its stockholders, as soon as practicable after the end of each fiscal year, an annual report (including a balance sheet and statements of income, stockholders' equity and cash flow of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

               (vii) During a period of five years from the effective date of the Registration Statement, the Company will furnish to the Representative copies of all reports or other communications (financial or other) furnished to stockholders, and deliver to the Representative, as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or quotation system on which any class of securities of the Company is listed.

               (viii) The Company will use its best efforts to meet the requirements to continue to qualify as a "real estate investment trust" under the Code.

               (ix) The Company and the Operating Partnership will not invest, reinvest or otherwise use the proceeds received by the Company or the Operating Partnership from the sale of the Company Firm Shares or Option Shares in such a manner, or take any action or omit to take any action, that would cause the Company or the Operating Partnership to become an "investment company" as that term is defined in the Investment Company Act.

               (x) The Company will use the net proceeds of the sale of the Company Firm Shares and Option Shares for the purposes described in the Prospectus under "Use of Proceeds."

               (xi) The Company will take all action to ensure that the Common Stock continues to be listed on the Nasdaq National Market or any national securities exchange.


               (xii) Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, neither the Company nor the Operating Partnership will (A) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, (B) sell, bid for or purchase the Shares or pay any person any compensation for soliciting purchases of the Shares, or (C) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

               (xiii) During the period from the date of the Pricing Agreement until 180 days after Closing Time, the Company and the Operating Partnership will not, without the prior written consent of the Representative, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or shares of Common Stock to be issued upon conversion of any Convertible Preferred Stock or Units or any other security convertible into or exchangeable into or exercisable for Common Stock, otherwise than (i) in accordance with this Agreement, (ii) in connection with the Company's 1994 and 1995 stock option plans, (iii) upon the conversion of shares of Convertible Preferred Stock, (iv) upon the exchange of Common Units pursuant to the Operating Partnership Agreement, or (v) as otherwise contemplated in the Prospectus.


          3(b) The Selling Stockholder covenants with each Underwriter as follows:

               (i) During the period from the Representation Date until 60 days after the date of the Prospectus, the Selling Stockholder will not, without the prior written consent of the Representative, directly or indirectly, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of or transfer (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (or any securities of the same or similar class as, or convertible into or exchangeable or exercisable for such securities), other than in accordance with this Agreement;

               (ii) That the Shares to be sold by the Selling Stockholder hereunder, which are issuable in exchange for the Common Units with respect to which the Selling Stockholder has granted a power of attorney pursuant to the Custody Agreement, and such Common Units, are subject to the interest of the Underwriters hereunder, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law, or the occurrence of any other event; and

               (iii) To deliver to the Representative prior to Closing Time a properly completed and executed United States Treasury Department Form W-9.

          The Selling Stockholder consents to the use, in accordance with the provisions of the 1933 Act and with the securities laws of the jurisdictions in which the Shares are offered by the Underwriters and by all dealers to whom Shares may be sold, of each preliminary prospectus furnished by the Company, the Prospectus and any amendment or supplement thereto, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the 1933 Act to be delivered in connection with sales by any Underwriter.

          SECTION 4. PAYMENTS OF FEES AND EXPENSES. The Company, the Operating Partnership and the Selling Stockholder covenant and agree with one another and the Underwriters that (a) the Company will pay or cause to be paid the following: (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto (other than the filing fee payable to the SEC with respect to the Shares to be sold by the Selling Stockholder), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, (iii) the fees and other charges of the Company's counsel and accountants, (iv) the qualification of the Shares under securities laws and real estate syndication laws in accordance with the provisions of Section 3(a)(iii) hereof, including filing fees (other than the filing fees payable with respect to the Shares to be sold by the Selling Stockholder) and the reasonable fees and other charges of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Memorandum, (v) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectuses, and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of the Blue Sky Memorandum; (vii) the fee of the NASD, including the reasonable fees and other charges of counsel for the Underwriters in connection with the NASD's review of the terms of the proposed public offering of the Shares, (viii) the fees and expenses incurred in connection with the listing of the Common Stock on the Nasdaq National Market, including filing and listing fees, and (ix) all out-of-pocket expenses of the Underwriters, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the offering, purchase, sale and delivery of the Shares and in connection with their services rendered pursuant to the Engagement Letter (as defined); PROVIDED, THAT, the aggregate amount of fees and expenses of counsel for the Underwriters that may be reimbursed in connection with such offering and services and the Exchange Offer shall not exceed $200,000; and (b) the Selling Stockholder will pay (i) any fees and expenses of counsel for the Selling Stockholder; (ii) any fees and expenses of the Custodian; (iii) all filing fees attributable to the Selling Stockholder Firm Shares payable to the SEC or in connection with the qualification of the Selling Stockholder Firm Shares under securities laws and real estate syndication laws in accordance with the provisions of Section 3(a)(iii) hereof; and (iv) any transfer taxes incident to the sale and delivery of the Selling Stockholder Firm Shares to the Underwriters hereunder.

          If this Agreement is canceled or terminated by the Representative in accordance with the provisions of Section 5 hereof, the Company also shall reimburse the Underwriters for its out-of-pocket expenses, including the reasonable fees and other charges of counsel for the Underwriters, to the extent provided in and limited by Section 8 hereof.

          SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Date of Delivery, shall be subject to the condition that all representations and warranties and other statements of the Company, the Operating Partnership and the Selling Stockholder herein are, at and as of such Date of Delivery, true and correct, the condition that the Company, the Operating Partnership and the Selling Stockholder shall have each performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

          5(a) The Registration Statement shall have become effective not later than 5:30 p.m. Eastern time on the first business day following the date hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative's reasonable satisfaction.
     If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 3(a) hereof, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

          5(b) Hogan & Hartson L.L.P., counsel for the Underwriters, shall have furnished to the Representative such opinion or opinions, dated such Date of Delivery, with respect to the incorporation of the Company, this Agreement, the Pricing Agreement, the validity of the Shares being delivered at such Date of

     Delivery, the Registration Statement, the Prospectus, and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          5(c) Winston & Strawn, counsel for the Company, shall have furnished to the Representative their written opinion, dated such Date of Delivery, in form and substance satisfactory to the Representative, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

               (ii) The Company has an authorized capitalization as set forth in the Prospectus; all of the issued shares of capital stock of the Company (including the Shares being delivered at such Date of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; the terms of the Shares conform in all material respects to all statements and descriptions related thereto contained in the Prospectus.

               (iii) Each of the Operating Partnership and each Subsidiary has been duly organized and is validly existing as a partnership or corporation, as the case may be, in good standing (to the extent applicable) under the laws of its jurisdiction of organization; the partnership agreement of the Operating Partnership has been duly authorized, executed and delivered by the Company and the Operating Partnership and, assuming the due authorization, execution and delivery where applicable by each of the parties thereto other than the Company and the Operating Partnership, constitutes valid and legally binding obligations of the Company and the Operating Partnership, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to the effect of general principles of equity; and the partnership agreement of each Subsidiary that is a partnership has been duly authorized, executed and delivered by the parties thereto and, assuming the due authorization, execution and delivery where applicable by each of the parties thereto other than the Company, the Operating Partnership, and any Subsidiary constitutes valid and legally binding obligations of the Company, the Operating Partnership, and the Subsidiaries, as applicable, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to the effect of general principles of equity (such counsel being entitled to rely in respect of the opinion in this clause in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both the Underwriters and they are justified in relying upon such certificates).


               (iv) Each of the Company, the Operating Partnership, and the Subsidiaries has been duly qualified as a foreign corporation, limited partnership, or otherwise, as appropriate, for the transaction of business and is in good standing (to the extent applicable) under the laws of each other jurisdiction specified in such opinion (which shall include each jurisdiction in which the Company, the Operating Partnership, or any Subsidiary) owns, leases, or manages properties, or conducts any other business, so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause in respect of matters of fact upon certificates of officers of the Company and governmental authorities, provided that such counsel shall state that they believe that both the Underwriters and they are justified in relying upon such certificates).

               (v) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company, the Operating Partnership, or any Subsidiary is a party or of which any property of the Company, the Operating Partnership, or any Subsidiary is the subject which would individually or in the aggregate, be reasonably expected to have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.


               (vi) This Agreement has been duly authorized, executed, and delivered by the Company and the Operating Partnership. The Pricing Agreement has been duly authorized, executed, and delivered by the Company.

               (vii) The issuance and sale of the Shares being delivered at such Date of Delivery by the Company, the performance by the Company, the Operating Partnership, and the Subsidiaries of their respective obligations under this Agreement, the Pricing Agreement, and the consummation of the transactions herein and therein contemplated, including the application of the net proceeds from the sale of the Shares as described in the Prospectus will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, or result in the acceleration of the maturity of any indebtedness under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument filed or incorporated by reference in the Registration Statement to which the Company or the Operating Partnership or any Subsidiary is a party or by which the Company, the Operating Partnership, or any Subsidiary is bound or to which any of the property or assets of the Company, the Operating Partnership, or any Subsidiary is subject or (B) result in any violation of the provisions of the certificate of incorporation or by-laws, certificate of limited partnership, partnership agreement or other organizational documents, as the case may be, of the Company, the Operating Partnership, or any Subsidiary, or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company, the Operating Partnership, or any Subsidiary or any of their respective properties.

               (viii) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized for issuance and sale to the Underwriters, and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be duly and validly issued and fully paid and non-assessable. The terms of the Shares conform to all statements and descriptions related thereto contained in the Prospectus and comply with all applicable legal requirements. The Shares conform to the provisions of the Charter. The form of share certificate to be used to evidence the Shares is in due and proper form and complies with all applicable legal requirements.

               (ix) The issuance and sale of the Shares being delivered at such Date of Delivery by the Company, the performance by the Company, the Operating Partnership, and the Subsidiaries of their respective obligations under this Agreement, the Pricing Agreement, and the consummation of the transactions herein and therein contemplated, including the application of the proceeds from the sale of the Shares as described in the Prospectus will not affect the treatment of the bonds designated "Tax-Exempt Bonds" in the Prospectus under the caption "Mortgage and Other Debt Financing" as small issue bonds as defined by Section 103(b)(6) of the Internal Revenue Code of 1954.

               (x) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body or other person is required for the issuance and sale of the Shares by the Company or the performance by the Company, the Operating Partnership, or any Subsidiary of their respective obligations under this Agreement, the Pricing Agreement, and the consummation of the transactions herein and therein contemplated, other than such consents, approvals, authorizations, registrations or qualifications as have been obtained prior to the Closing Time or may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

               (xi) The statements made under the captions "Business and Properties--Mortgage and Other Debt Financing," "Management-- Employment Agreements", "Management--Stock Incentive Plans," "Certain Relationships and Transactions," "Operating Partnership Agreement," "Description of Capital Stock," "Shares Available for Future Sale," "Management--Indemnification of Directors and Officers," "Description of

          Capital Stock," and "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws" in the Prospectus, to the extent they constitute matters of law or legal conclusions or constitute summaries of documents described therein, are true and accurate in all material respects, and fairly present the information provided therein.

               (xii) The Operating Partnership and each Subsidiary which was organized as a partnership is properly treated (x) as a partnership for federal income tax purposes and (y) not as a "publicly traded partnership."

               (xiii) The Company is not, and (assuming the application by the Company of the net proceeds of the issue and sale of the Shares in the manner described in the Prospectus under the caption "Use of Proceeds") after giving effect to the issuance and sale of the Shares by the Company will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

               (xiv) The Registration Statement, as of the Effective Date, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, except that such counsel need express no opinion as to the financial statements and related notes thereto and the other financial, statistical, and accounting data included in the Registration Statement or the Prospectus (except to the extent set forth in paragraph (xiv) hereof), or as to the accuracy, completeness or fairness of the statements contained in the Registration Statement, except to the extent set forth in paragraphs
          (xi) and (xvii) and the paragraph immediately following paragraph
          (xvii).

               (xv) To the knowledge of such counsel, there is no action, suit, or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against the Company, the Operating Partnership, any Subsidiary, or any officer or director of any of the foregoing that is required to be disclosed in the Registration Statement (other than as disclosed therein). To the knowledge of such counsel, there are no contracts or documents of a character that are required to be described in the Prospectus or filed as exhibits to or incorporated by reference into the Registration Statement by the 1933 Act or the 1933 Act Regulations that have not been so described or filed.

               (xvi) The Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Code, the Company's method of operation has enabled it to meet the requirements for qualification and taxation as a real estate investment trust under the Code, and its method of operation enables it to continue to meet the requirements for taxation as a real estate investment trust under the Code.

               (xvii) The statements made in the Prospectus under the caption "Certain Federal Income Tax Considerations," to the extent they constitute matters of law or legal conclusions have been reviewed by such counsel and fairly summarize the federal income tax considerations that are likely to be material to a holder of Shares.

          In giving its opinion required by this Section 5(c), such counsel shall additionally state that, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration or Prospectus (except to the extent specified in paragraph (xi) and (xvii) above), no facts have come to the attention of such counsel that lead it to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Date of Delivery contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion as to the financial statements and related notes thereto and the other financial, statistical, and accounting data included in the Registration Statement or the Prospectus) or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Date of Delivery contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (it being understood that such counsel need express no opinion as to the financial statements and related notes thereto and the other financial, statistical, and accounting data included in the Registration Statement or the Prospectus) or that, as of such Date of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Date of Delivery contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (it being understood that such counsel need express no opinion as to the financial statements and related notes thereto and the other financial, statistical, and accounting data included in the Registration Statement or the Prospectus).

          In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the United States, the general corporate law of Maryland and the general corporate law of Delaware.

          Such counsel shall furnish a copy of such opinion to the Selling Stockholder, with a letter stating that the Selling Stockholder shall be entitled to rely on such opinion as if it were addressed to the Selling Stockholder.

          5(d) D'Ancona & Pflaum, counsel for the Selling Stockholder, shall have furnished to the Representative their written opinion, dated such Date of Delivery, in form and substance satisfactory to the Representative, to the effect that:

               (i) The Custody Agreement has been duly executed and delivered by the Selling Stockholder and constitutes a valid and binding agreement of the Selling Stockholder enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles and bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally.

               (ii) Each of this Agreement and the Pricing Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Stockholder.

               (iii) The execution and delivery of this Agreement, the Pricing Agreement and the Custody Agreement, the performance of the obligations set forth therein, and the consummation of the transactions contemplated thereby did not, do not and will not conflict with or constitute a breach or violation of or a default under: (1) to the knowledge of counsel, any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which the Selling Stockholder is a party or by which that Selling Stockholder may be bound or subject; or (2) the organizational documents of the Selling Stockholder.

               (iv) To the knowledge of counsel, there is no action, suit or proceeding before or by any court or governmental agency of body, domestic or foreign, now pending or threatened against or affecting the Selling Stockholder that, if determined adversely to the Selling Stockholder, could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement.

               (v) All authorizations, approvals and consents of any court or governmental authority or agency that are necessary in connection with the offering, issuance or sale of the Shares by the Selling Stockholders under this Agreement have been obtained, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities or real estate syndication laws.

               (vi) The Selling Stockholder has full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder.

               (vii) Assuming that the Underwriters are bona fide purchasers purchasing in good faith without notice of any adverse claim within the meaning of the Uniform Commercial Code, upon the delivery of and payment for the Shares to be sold by such Selling Stockholder as contemplated by this Agreement, each of the Underwriters will receive valid title to the Shares purchased by it from such Selling Stockholder, free and clear of any pledge, lien, security interest, voting trust, encumbrance, claim or equitable interest.

               In rendering such opinion such special counsel may rely, as to matters of law in jurisdictions other than the State of Illinois, on opinions of local counsel, and, as to matters of fact, upon certificates of authorized representatives of the Selling Stockholder, in which case such opinion will state that such counsel is so doing and that the Underwriters are justified in relying on such opinions or certificates.

          5(e) At the time of the execution of this Agreement and on the effective date of the most recently filed post-effective amendment to the Registration Statement and also at each Date of Delivery, Ernst & Young LLP shall have furnished to the Representative a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to the Representative, to the effect set forth in ANNEX I hereto and, if the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, to the further effect that they have carried out procedures specified in paragraph (v) of ANNEX I with respect to certain amounts, percentages, and financial information specified by the Representative and deemed to be part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such paragraph (v).

          At the Closing Time, Ernst & Young LLP shall have furnished a copy of such letters to the Selling Stockholder, with a letter stating that the Selling Stockholder shall be entitled to rely thereon.

          5(f) The Registration Statement and the Prospectus shall contain all statements that are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and shall conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations. Neither the Registration Statement nor the Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.


          5(g) No action, suit, or proceeding at law or in equity shall be pending or, to the knowledge of the Company or the Operating Partnership, be threatened against the Company, the Operating Partnership or any Subsidiary, that would be required to be described in the Prospectus other than as described therein.

          5(h) (A) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (B) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock, partnership interests, or long-term debt of the Company, the Operating Partnership or any Subsidiary or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, the Operating Subsidiary, and the Subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is in the Representative's judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Date of Delivery on the terms and in the manner contemplated in the Prospectus.

          5(i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Nasdaq National Market or any national stock exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or District of Columbia authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iii), in the Representative's judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Date of Delivery on the terms and in the manner contemplated by the Prospectus.

          5(j) The Shares to be sold by the Company at such Date of Delivery shall have been duly authorized for inclusion on the Nasdaq National Market.


          5(k) The Company shall have furnished or caused to be furnished to the Representative at such Date of Delivery certificates of officers of the Company satisfactory to the Underwriters as to the accuracy of the representations and warranties of the Company herein at and as of such Date of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Date of Delivery, as to the matters set forth in subsections (a) and (f) through (h) of this Section and as to such other matters as the Representative may reasonably request.

          If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof.

          SECTION 6.  INDEMNIFICATION.

          6(a) The Company and the Operating Partnership, jointly and severally, will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of section 15 of the 1933 Act, against any losses, claims, damages, or liabilities to which any Underwriter or such controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters and such controlling persons for any legal or other expenses reasonably incurred by the Underwriters or such controlling persons in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that (i) none of the Company or the Operating Partnership shall be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the second paragraph under the caption "Underwriting" in the Prospectus and (ii) such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriters (or any person controlling the Underwriters) if the person asserting any such loss, claim, damage or liability did not receive a copy of the Prospectus (or the Prospectus as supplemented) at or prior to the confirmation of the sale of Shares to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as supplemented).


          6(b) The Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of section 15 of the 1933 Act, as follows:
               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) or Rule 434 of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or of any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever for which indemnification is provided under subsection (i) above, if such settlement is effected with the written consent of the Selling Stockholder; and

               (iii) against any and all expense whatsoever (including, without limitation, the fees and other charges of counsel chosen by the Representative) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceedings by any governmental agency or body, commenced or threatened, or any claim whatsoever for which indemnification is provided under subsection (i) above, to the extent that any such expense is not paid under subsection (i) or (ii) above;

PROVIDED, HOWEVER, that the Selling Stockholder shall be liable under this
Section 6(b) only to the extent that such untrue statement of a material fact or omission or alleged omission of a material fact was made in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon or in conformity with written information furnished to the Company by the Selling Stockholder by an instrument duly executed by the Selling Stockholder specifically stating that it is for use in preparation thereof; and PROVIDED FURTHER, that the liability of the Selling Stockholder for indemnification and contribution under this Agreement shall be limited to an amount equal to the net proceeds received by the Selling Stockholder from the Underwriters in the offering.

          6(c) Each Underwriter severally agrees to indemnify and hold harmless the Company, the Operating Partnership and the Selling Stockholder and each of the Company's directors, each officer of the Company who signed the Registration Statement, and each other person who controls the Company or the Selling Stockholder within the meaning of the 1933 Act, against any losses, claims, damages, or liabilities to which the Company, the Operating Partnership, the Selling Stockholder, or each such other person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the second paragraph under the caption "Underwriting" in the Prospectus, and will reimburse the Company, the Operating Partnership, the Selling Stockholder, or each such other person for any legal or other expenses reasonably incurred by the Company, the Operating Partnership, the Selling Stockholder, or each such other person in connection with investigating or defending any such action or claim as such expenses are incurred.

          6(d) Promptly after receipt by an indemnified party under subsection 6(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless such indemnified party reasonably objects to such assumption on the ground that the named parties to any such action (including any impleaded parties) include both such indemnified party and an indemnifying party and such indemnified party reasonably believes that there may be legal defenses available to it that are different from or in addition to those available to such indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          6(e) If the indemnification provided for in this Section 6 is unavailable to, or insufficient to hold harmless, an indemnified party under subsection 6(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Operating Partnership and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection 6(d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Operating Partnership and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Operating Partnership and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, the Operating Partnership or the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership, or the Selling Stockholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Operating Partnership, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection 6(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection 6(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection 6(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection 6(e), the Underwriters shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


          6(f) The obligations of the Company, the Operating Partnership and the Selling Stockholder under this Section 6 shall be in addition to any liability which the Company, the Operating Partnership or the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of the 1933 Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company, the Operating Partnership or the Selling Stockholder within the meaning of the 1933 Act.

          6(g) The provisions of this Section 6 shall supersede the indemnification provisions included in the letter agreement dated January 16, 1996 among the Underwriters, on the one hand, and the Company, on the other hand, as amended on February ___, 1996 (the "Engagement Letter"), insofar, but only insofar, as such indemnification provisions relate to any such loss, claim, damage or liability that arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto. In all other respects, the provisions of the Engagement Letter shall remain in full force and effect.

          SECTION 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Operating Partnership, the Selling Stockholder, and the Underwriters, as set forth in this Agreement and the Pricing Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of the Underwriters, or the Company, the Operating Partnership, the Selling Stockholder, or any officer or director or controlling person of the Company, the Operating Partnership, the Selling Stockholder, and shall survive delivery of and payment for the Shares.

          SECTION 8. TERMINATION OF AGREEMENT. The Underwriters may terminate this Agreement, by notice to the Company and the Selling Stockholder, at any time at or prior to the Closing Time, pursuant to Section 5, in which event the Company and the Operating Partnership, jointly and severally, will reimburse the Underwriters for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the offering, purchase, sale and delivery of the Shares and in connection with their services rendered pursuant to the Engagement Letter; PROVIDED, THAT, the aggregate amount of fees and expenses of counsel for the Underwriters that may be reimbursed in connection with such offering and services and the Exchange Offer shall not exceed $200,000; but the Company and the Operating Partnership shall then be under no further liability to the Underwriters in respect of the Shares not so delivered except with respect to the Company and the Operating Partnership, as provided in Section 4 and Section 6 hereof.

          SECTION 9. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time to purchase the Shares which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Shares"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:
               (a) if the number of Defaulted Shares does not exceed ten percent (10%) of the Shares, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

               (b) if the number of Defaulted Shares exceeds ten percent (10%) of the Shares, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

          No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, the Representative and the Company each shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

          SECTION 10. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and, if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Friedman, Billings, Ramsey & Co., Inc., 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: Eric Billings; if to the Company or the Operating Partnership, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration

Statement, Attention: C. Alan Schroeder; and if to the Selling Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to KILICO Realty Corporation, c/o Kemper Corporation, 120 South LaSalle Street, Chicago, Illinois 60603, Attention:_______________. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

          SECTION 11. PARTIES. This Agreement and the Pricing Agreement shall be binding upon, and inure solely to the benefit of, (i) the Underwriters, the Company, the Operating Partnership and the Selling Stockholder, and (ii) to the extent provided in Sections 6 and 7 hereof, the officers and directors of the Company, the Operating Partnership, the Selling Stockholder, and each person who controls the Company, the Operating Partnership, the Selling Stockholder, or the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or the Pricing Agreement. No purchaser of any of the Shares from the Underwriters shall be deemed a successor or assign merely by reason of such purchase.

          SECTION 12.. TIME OF ESSENCE. Time shall be of the essence of this Agreement and the Pricing Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

          SECTION 13. CHOICE OF LAW. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

          SECTION 14. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and, upon the acceptance hereof by the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriters, the Company, the Operating Partnership and the Selling Stockholder.



                                      Very truly yours,

                                      PRIME RETAIL, INC.


                                      By:
                                          --------------------------------
                                           Name:
                                           Title:

                                      PRIME RETAIL, L.P.

                                      By:   PRIME RETAIL, INC.

                                      By:
                                           -------------------------------
                                           Name:
                                           Title:

                                      KILICO REALTY CORPORATION


                                      By:
                                           ---------------------------------
                                           Name:
                                           Title:


CONFIRMED AND ACCEPTED,
  as of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY
   & CO., INC.

By:
   --------------------------------------
     Name:
     Title:

                                   SCHEDULE A



                                                       NUMBER OF
                                                       FIRM SHARES
UNDERWRITER                                            TO BE PURCHASED
- -----------                                            -----------------

                                                                         ANNEX I


          Pursuant to Section 5(f) of the Underwriting Agreement, the accountants shall furnish letters to the Representative to the effect that:

          (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable rules and regulations thereunder;

          (ii) In their opinion, the financial statements and any supplemental financial information and schedules audited (and, if applicable, and/or pro forma financial information examined) by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements as indicated in their reports thereon, copies of which have been furnished to the Underwriters;

          (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years for such fiscal years;

          (iv) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

              (A) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published rules and regulations thereunder, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus;

              (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

              (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

              (D) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or other items specified by the Underwriters or any increases in any items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

              (E) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (D) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriters, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (v) In addition to the audit referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriters, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the

     Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriters, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                                                       EXHIBIT A

                               PRIME RETAIL, INC.
                            (a Maryland corporation)

                                3,795,328 Shares
                                  Common Stock
                           (Par Value $0.01 Per Share)

                                PRICING AGREEMENT


                                                       June __, 1996


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
MORGAN KEEGAN & COMPANY, INC.
STIFEL, NICOLAUS & COMPANY INCORPORATED
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North
Arlington, Virginia 22209

Dear Sirs:


               Reference is made to the Underwriting Agreement, dated June ___, 1996 (the "Underwriting Agreement"), relating to the purchase by Friedman, Billings, Ramsey & Co., Inc., Morgan Keegan & Company, Inc. and Stifel Nicolaus & Company Incorporated (collectively, the "Underwriters,") of the above shares of Common Stock and Option Shares, as each such term is defined in the Underwriting Agreement (collectively, the "Shares"), of Prime Retail, Inc. (the "Company").

          Pursuant to Section 2 of the Underwriting Agreement, the Company and the Selling Stockholder agree with each Underwriter as follows:

               1. The public offering price per share for the Shares, determined as provided in such Section 2, shall be $_____.

               2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $_____, being an amount equal to the public offering price set forth above less $_____ per share.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Selling Stockholder in accordance with its terms.


                                       Very truly yours,


                                       PRIME RETAIL, INC.



                                       By:
                                           -----------------------
                                           Name:
                                           Title:

                                       KILICO REALTY CORPORATION



                                       By:
                                           -------------------------
                                          Name:
                                          Title:



CONFIRMED AND ACCEPTED,
  as of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY
   & CO., INC.



By:
    -----------------------------
     Name:
     Title:


                                       -2-